UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BLACKROCK TCP CAPITAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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BLACKROCK TCP CAPITAL CORP.
2951 28th Street, Suite 1000
Santa Monica, California 90405

SUPPLEMENT TO PROXY STATEMENT
Special Meeting of Stockholders

The purpose of this supplement, dated January 11, 2019 (this “Supplement”), to the definitive proxy statement (the “Proxy Statement”) of BlackRock TCP Capital Corp. (the “Company”), filed with the Securities and Exchange Commission on January 2, 2019, relating to the Company’s Special Meeting of Stockholders to be held on February 8, 2019, at 9:00 a.m., Pacific Time, at the offices of Tennenbaum Capital Partners, LLC, 2951 28th Street, Suite 1000, Santa Monica, California 90405, is solely to correct some errors in the Security Ownership of Certain Beneficial Owners and Management table.

No other changes have been made to the Proxy Statement or to the matters to be considered by the stockholders. Capitalized terms used but not otherwise defined in this Supplement shall have the meanings assigned to such terms in the Proxy Statement.

As a reminder, for the reasons set forth in the Proxy Statement, the Board of Directors recommends that you vote “FOR” all Proposals.

Please vote your shares today so the Company can avoid additional solicitation expenses and potential delays.  If you do not have a copy of your proxy card, you may vote your shares by calling our proxy solicitor, DF King, at (866) 406-2287.  One of their representatives can take your vote over the phone.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of December 31, 2018, there were no persons that owned more than 25% of the Company’s outstanding voting securities, and no person would be presumed to “control” us, as such term is defined in the 1940 Act.

The Company’s directors (each, a “Director”) are divided into two groups: independent directors (the “Independent Directors”) and interested directors. Interested directors are those who are “interested persons” of the Company, as defined in the 1940 Act.

Beneficial ownership is determined in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). These rules generally provide that a person is the beneficial owner of securities if the person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or has the right to acquire these powers within 60 days. The following table sets forth, as of December 31, 2018, certain ownership information with respect to the Company’s shares for those persons who may, insofar as is known to us, directly or indirectly own, control or hold with the power to vote, 5% or more of the outstanding common shares of the Company, along with the beneficial ownership of each current Director and executive officer and the executive officers and Directors as a group. As of December 31, 2018, all Directors and officers as a group owned less than 1% of the Company’s outstanding common shares.

Ownership information for those persons, if any, who own, control or hold the power to vote, 5% or more of the Company’s shares is based upon Schedule 13D or Schedule 13G filings by such persons with the SEC and other information obtained from such persons, if available. Such ownership information is as of the date of the applicable filing and may no longer be accurate. Unless otherwise indicated, we believe that each person set forth in the table below has sole voting and investment power with respect to all shares of the Company he or she beneficially owns and has the same address as the Company. The Company’s address is 2951 28th Street, Suite 1000, Santa Monica, California 90405.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
5% or more holders
Common Stock	Steelhead Partners, LLC(1) 333 108th Avenue NE, Suite 2010 Bellevue, WA 98004	3,308,420	5.33%

Common Stock	Wells Fargo & Company(2) 420 Montgomery Street San Francisco, California 94163	3,048,760	5.19%
Interested Directors
Common Stock	Howard M. Levkowitz(3)	172,337	*
Common Stock	Rajneesh Vig	49,750	*
Independent Directors
Common Stock	Kathleen A. Corbet	9,000	*
Common Stock	Eric J. Draut	52,532	*
Common Stock	M. Freddie Reiss	25,000	*
Common Stock	Peter E. Schwab	8,500	*
Common Stock	Karyn L. Williams	725	*
Common Stock	Brian F. Wruble	30,000	*
Executive Officers
Common Stock	Paul L. Davis	18,000	*
Common Stock	Elizabeth Greenwood	1,000	*

(1)	The amount of beneficial ownership of our shares by Steelhead Partners, LLC (“Steelhead”) contained herein is on a consolidated basis and includes any beneficial ownership of our shares by Steelhead Pathfinder Master, L.P. and other client accounts for which Steelhead serves as the investment manager. Steelhead holds certain of the Company’s convertible notes, which are convertible into an aggregate of 3,282,808 shares of the Company’s common stock (based on the conversion rates set forth in such notes as of October 31, 2018). In addition, Steelhead Pathfinder Master, L.P. beneficially owns 25,612 shares of the Company’s common stock. Steelhead has the sole power to vote or direct the vote of 3,308,420 shares; shared power to vote or to direct the vote of 0 shares; sole power to dispose of or to direct the disposition of 3,308,420 shares; and shared power to dispose or to direct the disposition of 0 shares.

(2)	The amount of beneficial ownership of our shares by Wells Fargo & Company (“Wells Fargo”) contained herein is on a consolidated basis and includes any beneficial ownership of our shares by Wells Fargo Advisers Financial Network, LLC, Wells Fargo Clearing Services, LLC, Wells Fargo Bank, National Association, and Wells Fargo Securities, LLC, each a subsidiary of Wells Fargo. Wells Fargo has the sole power to vote or direct the vote of 3,019,247 shares; shared power to vote or to direct the vote of 0 shares; sole power to dispose of or to direct the disposition of 3,048,760 shares; and shared power to dispose or to direct the disposition of 0 shares.

(3)	The amount of beneficial ownership of our shares by Mr. Levkowitz contained herein includes 125,082 shares owned directly, 30,000 shares owned indirectly as Uniform Transfers to Minors Act custodian for minor children and 17,255 shares owned indirectly through the Elayne Levkowitz Individual Retirement Account.

*	Represents less than 1%.